UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2007
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     After the close of business on May 8, 2007, Harris Corporation (“Harris”) entered into an Enhanced Overnight Share Repurchase Agreement (the “OSR Agreement”) with Bank of America, N.A. (“Bank of America”) pursuant to which Harris repurchased 3,440,599 shares of its common stock (the “Common Stock”) from Bank of America on May 9, 2007. The initial purchase price per share was $49.41, which was the closing price of the Common Stock on May 8, 2007, for a total cost of about $170,000,000. Harris funded the repurchase from available cash on hand. The repurchase is part of Harris’ newly-approved $600 million share repurchase program, which replaced Harris’ prior share repurchase authorization, as announced in Harris’ press release on May 1, 2007, a copy of which was furnished as Exhibit 99.1 to Harris’ Current Report on Form 8-K, filed with the Securities and Exchange Commission that same day.
     Pursuant to the OSR Agreement, Harris agreed to repurchase the shares immediately from Bank of America and the OSR Agreement provides that Bank of America will purchase an equivalent number of shares of Common Stock in the open market over a period ending no later than June 29, 2007. At the end of that period, Harris may receive from, or may be required to pay, Bank of America a settlement amount determined based on the difference between $49.41 and the volume weighted average price for the shares of Common Stock during the period of Bank of America’s purchases, less an agreed upon discount. Such settlement amount may, at the option of Harris, be settled in shares of Common Stock or cash. All of the shares repurchased by Harris under the OSR Agreement will be retired and cancelled.
     The foregoing description of the OSR Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the OSR Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     In the ordinary course of its businesses, Bank of America or its affiliates have or may have various relationships with Harris and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, Harris and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with Bank of America or its affiliates.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed herewith:
     10.1 Enhanced Overnight Share Repurchase Agreement, dated May 8, 2007, between Harris Corporation and Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: May 9, 2007

EXHIBIT INDEX

Exhibit Number	Title

10.1	Enhanced Overnight Share Repurchase Agreement, dated May 8, 2007, between Harris Corporation and Bank of America, N.A.

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